EXHIBIT 99.1

Darling International Announces Conference Call and Webcast for its
Third Quarter 2007 Financial Results on November 9, 2007

IRVING, Texas, November 5, 2007– Darling International Inc. (NYSE: DAR) announced today that it will release its third quarter 2007 financial results after the market closes on November 8, 2007 and will host a conference call at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on November 9, 2007 to provide additional details about the company's results.

To listen to the conference call, participants calling from within North America may dial 888-200-4690; international participants may dial 973-935-8767.  Please call approximately ten minutes before the start of the call to ensure that you are connected.  The call will also be available as a live audio webcast that can be accessed on the company website at http://www.darlingii.com/investors/investors.asp or http://www.earnings.com.

Following its completion, a replay of the call can be accessed until November 23, 2007 by dialing 877-519-4471 or 973-341-3080 outside of North America. The access code for the replay is 9420512. The conference call will also be archived on the company's website for seven days.

About Darling

Darling International Inc. is the largest publicly traded, food processing by-products recycling company in the United States. The Company recycles used restaurant cooking oil and by-products from the beef, pork and poultry processing industries into useable products – such as tallow, feed-grade fats, meat and bone meal, and hides. These products are primarily sold to agricultural, leather and oleo-chemical manufacturers around the world. In addition, the Company provides grease trap collection services and sells equipment to restaurants.

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    FOR MORE INFORMATION CONTACT:
         John O. Muse, Executive Vice President of                                              251 O’Connor Ridge Blvd., Suite 300
              Finance and Administration, or                                                              Irving, Texas 75038
         Brad Phillips, Treasurer                                                                                Phone: 972-717-0300